EXHIBIT 10.6G

EXECUTION VERSION

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into effective as of the 28th day of April, 2010, by and between THE ACTIVE NETWORK, INC., a Delaware corporation (“Borrower”), and ESCALATE CAPITAL I, LP, a Delaware limited partnership (“Escalate”). GOLD HILL VENTURE LENDING 03, LP (“Gold Hill” and, collectively with Escalate, the “Lenders”) and Escalate in its capacity as agent (“Agent”).

Recitals

A. Agent, the Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of March 22, 2007, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of June 6, 2007, that certain Second Amendment to Loan and Security Agreement dated as of December 18, 2007, that certain Consent and Third Amendment to Loan and Security Agreement dated as of October 30, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of March 31, 2009, that certain Bridge Consent dated as of August 31, 2009 and that certain Consent and Fifth Amendment to Loan and Security Agreement dated as of September 29, 2009 (as may be further amended, modified, supplemented or restated, the “Loan Agreement”), pursuant to which the Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement. The credit facility that Lenders provided to Borrower under the Loan Agreement has been fully funded and no further Advances thereunder are available.

B. Borrower has requested that Agent and the Lenders make certain accommodations all as more particularly set forth herein.

C. Agent and the Lenders have agreed to so amend the Loan Agreement in accordance with the terms subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendments to Loan Agreement. As of the Effective Date, the Loan Agreement is hereby amended as follows:

(a) Section 1.1 (Commitment). Section 1.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“1.1 Commitment. Subject to the terms and conditions of this Loan Agreement and the terms and conditions of each other document, instrument and agreement executed in connection herewith (together with the Loan Agreement, the “Transaction

Documents”), Lenders agree, severally and not jointly, to make advances (each, an “Advance”) to Borrower, via wire transfer in an aggregate principal amount not to exceed (x) Twenty Million Dollars ($20,000,000) prior to December 18, 2007 (collectively, the “Original Advances”), plus (y) an additional Fifteen Million Dollars ($15,000,000) on or after December 18, 2007 (the “Additional Advances;” and collectively with the Original Advances, not to exceed the aggregate principal amount of Thirty-Five Million Dollars ($35,000,000), the “Loan”) according to each Lender’s pro rata share of the Loan (based upon the respective Commitment Percentage of each Lender). The Advances made by Gold Hill as a Lender hereunder are referred to herein as the “Gold Hill Advances” as reflected on Schedule B attached hereto and the Advances made by Escalate as a Lender hereunder are referred to herein as the “Escalate Advances” as reflected on Schedule B attached hereto. The amount of the Original Advance made on March 22, 2007 (the “Closing Date Advance”) shall be in the minimum amount of Fifteen Million Dollars ($15,000,000). Borrower may request Advances thereafter, upon no less than fifteen (15) days prior written request therefore delivered to Agent, through December 31, 2007, in minimum amounts of Two Million Five Hundred Thousand Dollars ($2,500,000). The Advances shall be made in accordance with and subject to the provisions of Article 2 hereof. The date of the Closing Date Advance is referred to herein as the “Closing Date” On each Funding Date, each Lender shall credit and/or transfer (as applicable) to Borrower’s deposit account with Square 1, an amount equal to its Commitment Percentage multiplied by the amount of such Advance.”

(b) Section 1.2 (Interest Payments, Payments Terms, and Facility Fee). Section 1.2 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“1.2 Interest Payments, Payments Terms, and Facility Fee.

(a) Interest. Borrower covenants and agrees to make payments to Lenders of interest on the unpaid principal amount of the Advances from the date of each Advance until the Loan is paid in full, to be calculated upon a year of 360 days and actual days elapsed (“Interest”), as follows:

(i) With respect to Gold Hill. With respect to the Gold Hill Advances, cash Interest at a per annum rate of interest equal to six and three quarters percent (6.75%) plus PIK Interest that is paid-in-kind in accordance with Section 1.2(c).

(ii) With respect to Escalate. With respect to the Escalate Advances:

(A) For the period commencing on the Closing Date and ending on January 31, 2010, cash Interest at a per annum rate of interest equal to six and three quarters percent (6.75%) plus PIK Interest that is paid-in-kind in accordance with Section 1.2(c).

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(B) For the period commencing on February 1, 2010 and ending on the Original Advances Maturity Date or Additional Advances Maturity Date, as applicable, cash Interest at a per annum rate of interest equal to twelve percent (12.00%).

(b) Payments of Interest. Subject to and in accordance with Section 1.2(a), Borrower shall pay accrued and unpaid Interest on the last business day of each calendar month, commencing April 30, 2007 with respect to the Original Advances, and January 31, 2008 with respect to the Additional Advances. In addition, accrued and unpaid Interest shall be payable on the Original Advances Maturity Date or the Additional Advances Maturity Date (each as defined in Section 1.2(d)(ii) below), as applicable, whether by acceleration or otherwise, and on the last date of any prepayment (with respect to the amount prepaid).

(c) PIK Interest. Subject to and in accordance with Section 1.2(a), in addition to accrued and unpaid interest as provided above, payment-in-kind interest (“PIK Interest”) will be added to the outstanding principal amount of the Advances at a per annum rate of interest equal to 3.15%, compounded monthly, and will be payable upon the earlier of (i) the Original Advances Maturity Date or the Additional Advances Maturity Date, as applicable, or (ii) earlier repayment of the Loan.

(d) Payments of Principal and, with respect to Gold Hill, the Final Payment.

(i) (A) Borrower shall repay to Escalate, the outstanding principal balance of the Escalate Advances, together with all accrued and unpaid Interest thereon, and all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents, on the last business day of each calendar month through the Original Advances Maturity Date or the Additional Advances Maturity Date, as applicable (each, a “Payment Date”), as follows: (x) with respect to the Escalate Advances constituting Original Advances: (1) commencing on the Original Advances Amortization Date through January 31, 2010, $625,000 on each Payment Date, (2) commencing on February 1, 2010 through December 31, 2010, $75,000 on each Payment Date, and (3) commencing on January 1, 2011 through the Original Advances Maturity Date, $3,650,000 on each Payment Date; and (y) with respect to the Escalate Advances constituting Additional Advances: (1) commencing on the Additional Advances Amortization Date through January 31, 2010, $208,333 on each Payment Date, (2) commencing on February 1, 2010 through December 31, 2010, $25,000 on each Payment Date, and (3) commencing on January 1, 2011 through the Additional Advances Maturity Date, $391,667.

(B) Borrower shall repay to Gold Hill, the outstanding principal balance of the Gold Hill Advances in full, together with all accrued and unpaid Interest thereon, and all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents, on the last business day of

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each calendar month in twenty-four (24) equal monthly payments of principal plus accrued and unpaid Interest (each, a “Gold Hill Amortized Payment”), payable on: (a) for the Gold Hill Advances constituting Original Advances, one Gold Hill Amortized Payment on March 31, 2009 and twenty-three (23) Gold Hill Amortized Payments commencing on the Original Advances Amortization Date and continuing on the last business day of each calendar month thereafter through the Original Advances Maturity Date, and (b) for the Gold Hill Advances constituting Additional Advances, commencing on the Additional Advances Amortization Date, and continuing on the same day of each month thereafter through the Additional Advances Maturity Date.

(ii) The entire outstanding principal balance of the Loan, all accrued and unpaid Interest thereon, the PIK Interest, and all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents shall be immediately due and payable on the Original Advances Maturity Date with respect to the Original Advances and the Additional Advances Maturity Date with respect to the Additional Advances. All payments shall be applied first to fees and expenses, then to Interest, then to PIK Interest, then to principal and, with respect to Gold Hill, then to the Original Advance Final Payment and the Additional Advance Final Payment, as applicable. The Advances, once repaid, may not be reborrowed.

(iii) On the Original Advances Maturity Date with respect to each Original Advance made by Gold Hill, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid Interest, PIK Interest, and all other amounts due on such date with respect to such Advance, an amount equal to the Original Advance Final Payment. On the Additional Advances Maturity Date with respect to each Additional Advance made by Gold Hill, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid Interest, PIK Interest, and all other amounts due on such date with respect to such Advance, an amount equal to the Additional Advance Final Payment. If any portion of an Advance made by Gold Hill is prepaid, the corresponding portion of the Original Advance Final Payment and the Additional Advance Final Payment, as applicable, must be prepaid as well. All promissory notes that Borrower has executed payable to Gold Hill are hereby amended to include the payment of the Original Advance Final Payment and the Additional Advance Final Payment, as applicable, as set forth in this Agreement.

(e) Prepayment. Subject to the terms of this Agreement and the Subordination Agreement, Borrower may prepay the Advances (or any portion thereof) with no premium or penalty upon not less than five (5) business days prior written notice to Agent. Any such prepayment shall be allocated among the Lenders pro rata according to their respective Commitment Percentages.

(f) Place and Manner. Borrower shall make all payments due to Lenders in lawful money of the United States, in immediately available funds, without set off, deduction or counterclaim. Lenders and Agent shall debit

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Borrower’s deposit account at Square 1 pursuant to the Authorization Agreement for Pre-Authorized. Payments attached hereto as Exhibit J (the “Authorization Agreement”), for principal and Interest payments or any other amounts due to Lenders or Agent.

(g) Default Rate and Maximum Rate. All Obligations shall bear Interest, from and after the occurrence and during the continuance of an Event of Default, at a rate per annum (the “Default Rate”) equal to the applicable interest rate then in effect under this Loan Agreement, plus five percent (5%). The provision in this paragraph for default Interest shall not be construed as any Lender’s consent to Borrower’s failure to pay any amounts in strict accordance with this Loan Agreement or the other Transaction Documents and any Lender’s acceptance of any such payments shall not restrict Agent’s exercise of any remedies arising out of any such failure. All computations of default Interest shall be based on a year of 360 days and actual days elapsed.”

(c) Section 5.14 (Right of First Refusal on Senior Debt). Section 5.14 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“5.14 Right of First Refusal on Senior Debt. In the event that Borrower determines to replace or refinance its Senior Indebtedness to the Senior Lender under the Senior Loan Agreement with a party other than the Senior Lender, Borrower grants to each of the Lenders a right of first offer to replace or refinance such Senior Indebtedness on terms mutually acceptable to such Lender or Lenders and Borrower.”

(d) Section 6.1 (Events of Default). Section 6.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“6.1 Events of Default. Any one or more of the following shall constitute an “Event of Default” under this Loan Agreement: (a) Borrower’s failure (i) to pay all or any part of the principal, Interest, PIK Interest, the Original Advance Final Payment or the Additional Advance Final Payment hereunder on the date due and payable and such failure continues for five (5) business days, or (ii) to comply with any agreement or covenant set forth in this Loan Agreement or any other Transaction Document and, as to any default that can be cured, Borrower has not cured the default within fifteen (15) business days after the earlier of (1) receipt by Borrower of notice from any Lender of such default or (2) actual knowledge of a Responsible Officer of Borrower of such default; provided, however, that if the default cannot by its nature be cured within the fifteen (15) business day period or cannot after diligent attempts by Borrower be cured within such fifteen (15) business day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) business days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no additional Advances will be made, or (iii) to comply with (x) the terms of any material agreement to

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which Borrower is a party or by which it is bound, which failure to comply could reasonably be expected to affect Borrower’s ability to repay the Obligations or (y) any agreement pursuant to which Borrower has incurred Indebtedness in excess of $1,000,000, including, without limitation, any event or occurrence that constitutes a declared event of default under the Senior Loan Agreement, which event of default has not been cured or waived (provided that no Advances will be made during the continuance of any such event of default) or (iv) to comply with any Legal Requirements that could reasonably be expected to result in a Material Adverse Effect; or (b) Borrower becomes unable to pay its debts (including trade debts) as they mature, or becomes the subject of any case or proceeding under the United States Bankruptcy Code or any other law relating to the reorganization or restructuring of debt which has not been stayed or dismissed within forty-five (45) days of the filing (an “Insolvency Event”), or any material portion of Borrower’s assets is attached or becomes subject to levy or similar judicial proceeding that is not released within fifteen (15) business days or in any event no later than five (5) business days prior to the date of any proposed sale thereunder; or (c) any representation made to any Lender in this Loan Agreement or any other Transaction Document, or any information given to any Lender by or on behalf of Borrower, shall be incorrect in any material respect when made; or (d) any part of the Collateral becomes subject to an attachment, lien, security interest or levy in favor of any Person other than a Lender, other than Permitted Liens, that is not released within ten (10) days; (e) a final non-appealable judgment or judgments for the payment of money in excess of $100,000 shall be rendered against Borrower and shall remain unsatisfied, unstayed or not covered by adequate insurance for a period of fifteen (15) days; or (f) a Change in Control occurs.”

(e) Section 14 (Definitions).

(i) The following definitions contained in Section 14 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

“Change in Control” shall mean the occurrence of any of the following:

(a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of Borrower by Borrower representing in the aggregate more than 50% of its issued and outstanding voting securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of Borrower by any holder or holders thereof representing in the aggregate more than 50% of the issued and outstanding voting securities of Borrower on a fully diluted basis and the receipt of any consideration in connection therewith;

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(b) a merger, consolidation, reorganization, recapitalization or share exchange in which the stockholders of Borrower immediately prior to such transaction receive, in exchange for securities of Borrower owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of voting securities of Borrower hold less than 50% of the capital stock, calculated on a fully diluted basis, of the resulting corporation entitled to vote in the election of directors;

(c) a sale, transfer or other disposition of 50% or more of the assets of the Borrower and its Subsidiaries, on a consolidated basis; or

(d) the initial public offering of securities by Borrower other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form.

“Sixth Amendment” means the Sixth Amendment to Loan and Security Agreement among Borrower, Agent and Lenders.

(ii) The following definitions are hereby added to Section 14 of the Loan Agreement in appropriate alphabetical order as follows:

“Additional Advance Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued Interest or PIK Interest) in the amount of Two Hundred Thousand Dollars ($200,000) due on the earlier of (a) the Additional Advances Maturity Date with respect to Gold Hill or (b) the acceleration of such Additional Advance or (c) the prepayment of such Advance.

“Additional Advances Amortization Date” means: (a) December 31, 2009 with respect to any Additional Advances constituting Escalate Advances, and (b) December 31, 2010 with respect to any Additional Advances constituting Gold Hill Advances.

“Additional Advances Maturity Date” means: (a) December 18, 2011 with respect to any Additional Advances constituting Escalate Advances, and (b) November 30, 2012 with respect to any Additional Advances constituting Gold Hill Advances.

“Original Advances Amortization Date” means: (a) March 31, 2009 with respect to any Original Advances constituting Escalate Advances, and (b) April 30, 2010 with respect to any Original Advances constituting Gold Hill Advances.

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“Original Advances Maturity Date” means: (a) March 22, 2011 with respect to any Original Advances constituting Escalate Advances, and (b) February 29, 2012 with respect to any Original Advances constituting Gold Hill Advances.

“Original Advance Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued Interest or PIK Interest) in the amount of One Hundred Thousand Dollars ($100,000) due on the earlier of (a) the Original Advances Maturity Date with respect to Gold Hill or (b) the acceleration of such Advance or (c) the prepayment of such Original Advance.

2. Consent. Borrower has entered into that certain Agreement with The Central Trust Bank (“Central Bank”) and Outdoor Central, Inc. (together with Central Bank “Central”), dated as of November 24, 2009 (the “Central Bank Agreement”), a true and correct copy of which Borrower has delivered to Agent and Lenders. Agent and Lenders hereby consent to: (i) the Stipulated Earnout Payment (as defined in the Central Bank Agreement) being Permitted Indebtedness, and (ii) Borrower granting a junior Lien to Central on the I-Series Assets (as defined in the Central Bank Agreement) located in Jefferson City, Missouri and in Springfield, Missouri so long as such Lien is junior to the Liens of Agent and Lenders.

3. Guaranties. Borrower acknowledges and confirms to Lenders that the following have occurred: (i) Thriva, Inc., Active Registration, LLC and Infospherix Incorporated are no longer in existence because each of them has been merged into Borrower, and (ii) Borrower has a new Subsidiary, ReserveAmerica Inc., which has not yet executed a guaranty of the Obligations but will do so in connection with the Sixth Amendment.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 1 above and the waivers set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any other amendment, waiver or modification of any other term or condition of any Transaction Document, or (b) otherwise prejudice any right or remedy which Agent or any Lender may now have or may have in the future under or in connection with any Transaction Document.

4.2 This Agreement shall be construed in connection with and as part of the Transaction Documents and all terms, conditions, covenants and agreements set forth in the Transaction Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Definitions. Unless otherwise defined, all initially capitalized terms in this Agreement shall be as defined in the Loan Agreement.

6. Release of Agent and Lenders. Borrower hereby agrees and acknowledges that (a) Agent and the Lenders have performed all of their obligations and duties owed to Borrower as of the date hereof and (b) in consideration of the waiver of Agent and the Lenders and for

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other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower fully and forever remises, releases and discharges and does hereby fully and forever release and discharge each and all of the directors, officers, employees, attorneys, accountants, consultants, and other agents of the Agent and the Lenders, of and from all manner of actions, cause and causes of action, expenses, losses, damages, judgments, executions, claims and demands of whatsoever kind or nature, of law or in equity, whether known or unknown, arising out of or relating in any manner, cause or thing whatsoever, which Borrower may have had, or now has, or which Borrower hereafter can, shall or may have for acts or omissions occurring on or prior to the date hereof, for or by reason of any manner, cause or thing whatsoever, whenever arising, to and including the date hereof.

7. Representations and Warranties. To induce Agent and the Lenders to enter into this Agreement, Borrower hereby represents and warrants to Agent and the Lenders as follows:

7.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

7.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement as amended by this Agreement;

7.3 The organizational documents of Borrower delivered to Agent in connection with this Agreement, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

7.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

7.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

7.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

7.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms,

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except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

8. Prior Agreement. The Transaction Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Transaction Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

9. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Conditions Precedent to Effectiveness. Notwithstanding the date of execution or delivery of this Agreement, this Agreement shall be effective upon the satisfaction of the following conditions (the “Sixth Amendment Effective Date”), each of which shall be in form and substance satisfactory to Lenders in Lenders’ sole and absolute discretion:

10.1 Borrower shall have delivered to Agent, and Agent shall have accepted, an executed original of this Agreement;

10.2 Borrower shall have paid to Agent, for the benefit of the Lenders, (i) the costs and expenses of Agent and the Lenders incurred by it in connection with the transactions contemplated hereby and (ii) the reasonable legal costs of Agent and the Lenders in connection with the preparation and negotiation of this Agreement;

10.3 All representations and warranties made by Borrower under this Agreement shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case they shall be true and correct in all respects) as of the respective dates, and to the extent, indicated in Section 7 above;

10.4 All corporate proceedings taken in connection with the transactions contemplated by this Agreement and other legal matters incident thereto shall be satisfactory to Agent;

10.5 Borrower shall have delivered to Agent, and Agent shall have accepted, the unconditional guaranty, guarantor certification and security agreement, in the forms of Exhibits A, B and C to this Amendment duly executed by ReserveAmerica Inc.;

10.6 Borrower shall have delivered to Agent, and Agent shall have accepted, the acknowledgment and reaffirmation of guaranty in the form of Exhibit D to this Amendment duly executed by Automated License Systems, Inc.; and

10.7 Borrower shall have delivered to Agent, and Agent shall have accepted, a Warrant to purchase Common Stock of Borrower, in the form attached hereto as Exhibit E, duly executed by Borrower.

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11. Event of Default. Borrower hereby acknowledges and agrees that a breach by Borrower of any term, provision, covenant or condition herein set forth or herein required of Borrower to be kept or performed, shall constitute an Event of Default under the Loan Agreement, as amended by this Agreement.

12. Acknowledgment of Borrower. Borrower hereby acknowledges and agrees that: (a) Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to Agent or any Lender, or with respect to the performance or observance of any warranty or covenant contained in the Transaction Documents; and (b) Agent and each Lender has performed all obligations and duties owed to Borrower through the date hereof.

13. Continuing Validity. Borrower understands and agrees that in granting its waiver and consent as provided herein, Agent and the Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Transaction Documents. Except as expressly modified pursuant to this Agreement, the terms of the Transaction Documents remain unchanged and in full force and effect. Agent’s and each Lender’s waiver and consent pursuant to this Agreement in no way shall obligate Agent or any Lender to grant any future waivers or consents or make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Agent, each Lender, and Borrower to retain as liable parties all makers and endorsers of the Transaction Documents, unless the party is expressly released by Agent and the Lenders in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this Paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

14. Further Assurances. The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to Agent, to effect the transactions contemplated hereby and the liens and/or security interests of all other collateral instruments, as modified by this Agreement. Borrower also agrees to provide to Agent such other documents and instruments as Agent reasonably may request in connection with the modification effected hereby.

15. Enforceability. In the event the enforceability or validity of any portion of this Agreement, the Loan Agreement or any of the other Transaction Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by. whichever applicable federal law or law of the State of California would uphold or would enforce such challenged or questioned provision.

16. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF CALIFORNIA.

17. Future Amendments. This Agreement and the other Transaction Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision,

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waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL LOAN AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF TEE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

THE ACTIVE NETWORK, INC.
a Delaware corporation

By:	/s/ Mike Skelly
Name:	Mike Skelly
Title:	VP Finance

[Signature Page to Sixth Amendment]

AGENT AND LENDER:

ESCALATE CAPITAL I, L.P.,
a Delaware limited partnership

By:	Escalate Capital Management I,
its general partner

By:	EC Management I, L.P.,
a general partner

By:	Escalate Capital Management Co., LLC,
its general partner

By:	/s/ Ross Cockrell
Name:	Ross Cockrell
Title:	Member

[Signature Page to Sixth Amendment]

LENDER:

GOLD HILL VENTURE LENDING 03, LP

By:	Gold Hill Venture Lending Partners 03, LLC
its general partner

By:	/s/ Rob Helm
Name:	Rob Helm
Title:	Managing Director Gold Hill Capital

[Signature Page to Sixth Amendment]

Exhibit A

UNCONDITIONAL GUARANTY

GUARANTY

RESERVEAMERICA INC.

For and in consideration of the loans by ESCALATE CAPITAL I, L.P. (“Escalate”) and GOLD HILL VENTURE LENDING 03, LP (“Gold Hill” and, collectively with Escalate, the “Lenders”; and Escalate in its capacity as agent, “Agent”) to THE ACTIVE NETWORK, INC. (“Borrower”), which loans are made pursuant to a Loan and Security Agreement between Borrower, Agent and Lenders dated as of March 22, 2007, as amended from time to time (the “Agreement”), and acknowledging that Lenders would not enter into or continue to extend credit under the Agreement without the benefit of this Guaranty, the undersigned guarantor (“Guarantor”) hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Lenders and performance by Borrower of the Agreement and the other Transaction Documents, in strict accordance with their respective terms. All terms used without definition in this Guaranty shall have the meaning assigned to them in the Agreement.

1. If Borrower does not pay any amount or perform its obligations in strict accordance with the Agreement, Guarantor shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, and fees) and otherwise to proceed to complete the same and satisfy all of Borrower’s obligations under the Agreement and the other Transaction Documents.

2. The obligations hereunder are joint and several, and whether or not there is more than one guarantor, the obligations hereunder are independent of the obligations of Borrower and any other person or entity, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreement and the other Transaction Documents.

3. Guarantor authorizes Lenders, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreement and the other Transaction Documents or any part thereof; (b) take and hold security for the payment of this Guaranty or the Agreement and the other Transaction Documents, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Agent or Lenders in their sole discretion may determine.

4. Guarantor waives any right to require any Lender to (a) proceed against Borrower, any guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Lender’s power whatsoever. Lenders may, at their election, exercise or decline or fail to exercise any right or remedy they may have against Borrower or any security held by a Lender, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder. Guarantor waives any defense arising by reason of any disability or other defense of Borrower, or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor waives any setoff, defense or counterclaim that Borrower may have against Lenders. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until the final payment and performance in full of all of the Obligations (other than contingent indemnification obligations), Guarantor shall not exercise any rights against Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise. In addition, until all of the amounts that Borrower owes to Lenders have been paid in full, Guarantor waives any right to enforce any remedy that any Lender now has or may hereafter have against Borrower and waives all rights to participate in any security now or hereafter held by the Lenders. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to each Lender that it will keep so informed, and agrees that absent a request for particular information by Guarantor, no Lender shall have any duty to advise Guarantor of information known to such Lender

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regarding such condition or any such circumstances. Until the final payment and performance in full of all of the Obligations (other than contingent indemnification obligations), Guarantor waives any benefits that it has that permit a subordinating creditor to assert suretyship defenses or that give a subordinating creditor rights to require a senior creditor to marshal assets. Until the final payment and performance in full of all of the Obligations (other than contingent indemnification obligations), no Guarantor will assert such a defense or right. Guarantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

5. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or Mure provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by any Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

6. One or more of the following shall constitute an Event of Default under the Guaranty and Agreement: if this Guaranty ceases to be in Ml force and effect for any reason, if Guarantor purports to revoke or otherwise avoid any obligation under this Guaranty; or if Guarantor dies, ceases to be in existence, or if any of the circumstances described in Sections 6. l(a)(iii) through 6. l(a)(iv) or Section 6.1(b) of the Agreement occur with respect to Guarantor; or any circumstances arise causing the Lenders, in good faith, to become insecure as to the satisfaction of any of Guarantor’s obligations under this Guaranty.

7. Until the final payment and performance in Ml of all of the Obligations (other than contingent indemnification obligations), any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Borrower to Lenders; and subject to the provisions of the Agreement such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lenders and be paid over to Agent, for the benefit of Lenders, on account of the indebtedness of Borrower to Lenders but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

8. Guarantor agrees to pay reasonable attorneys’ fees and all other reasonable costs and expenses which may be incurred by Agent and the Lenders in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Agent’s, each Lender’s and Guarantor’s prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with any Transaction Document (including without limitation any security agreement or any pledge agreement) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Agent or the Lenders may assign this Guaranty without in any way affecting Guarantor’s liability under it. This Guaranty shall inure to the benefit of Agent and each Lender and their successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower’s indebtedness or liabilities to Lenders.

9. Guarantor represents and warrants to Agent and the Lenders that (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under Guarantor’s Certificate of Incorporation or Bylaws or other organizational documents or agreements to which it is party or by which it is bound, and (iii) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

10. Guarantor covenants and agrees that Guarantor shall do all of the following:

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10.1 Guarantor shall maintain its corporate existence, remain in good standing in Delaware, and continue to qualify in each jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Guarantor. Guarantor shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.

10.2 Guarantor shall comply with the provisions of its organizational documents, and shall not amend any such documents in any manner materially adversely affecting Agent or the Lenders, without Agent’s and each Lender’s prior written consent, which shall not be unreasonably withheld. Guarantor shall comply with all statutes, laws, ordinances, directives, orders, and government rules and regulations to which it is subject if non-compliance with such laws could adversely affect the financial condition, operations or business of Guarantor.

10.3 Guarantor shall comply with the requirements of Section 5.9, Section 5.11 and Section 5.3 of the Agreement.

10.4 At any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lenders to effect the purposes of this Guaranty.

11. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of laws rules. Jurisdiction shall lie in the State of California. All disputes, controversies, claims, actions and similar proceedings arising with respect to Borrower’s account or any related agreement or transaction shall be brought in any state or federal court located within the Counties of Los Angeles, San Diego or San Mateo, State of California, except as provided below with respect to arbitration of such matters. EACH PARTY WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH FINAL AND BINDING ARBITRATION TO BE HELD IN SAN MATEO COUNTY IN ACCORDANCE WITH THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. JUDGMENT UPON ANY AWARD RESULTING FROM ARBITRATION MAY BE ENTERED INTO AND ENFORCED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator. In any action or proceeding between the parties arising out of or relating to this Guaranty, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12. All payments made by Guarantor hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of any Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other changes being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein and in the Transaction Documents.

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13. To secure performance of this Guaranty and any amounts due under this Guaranty, Guarantor grants the Lenders and Agent a security interest in all of such Guarantor’s property, now owned or hereafter arising, including accounts, inventory, equipment, general intangibles, financial assets, securities, instruments, deposit accounts, chattel paper, investment property, and the proceeds thereof (the “Collateral”). Guarantor shall not encumber or dispose of any interest that Guarantor has in any Collateral (other than disposal of such Collateral to the Borrower) without Agent’s and the Lenders’ prior written consent. Guarantor authorizes Agent and the Lenders to file a financing statement, and take such actions as Agent and the Lenders deem appropriate to perfect this security interest.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of April __, 2010.

RESERVEAMERICA INC.

By:
Title:

[Signature Page to Guaranty]

Exhibit B

GUARANTOR CERTIFICATION

CERTIFICATION FOR CORPORATE GUARANTEE

GUARANTOR: RESERVEAMERICA

I, the undersigned, am an officer of RESERVERAMERICA INC. (the “Guarantor”).

I HEREBY CERTIFY that the Guarantor is organized and existing under and by virtue of the laws of the state of Delaware.

I FURTHER CERTIFY that a meeting of the Directors of the Guarantor (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Guarantor, whose actual signatures are shown below:

NAMES	POSITIONS	ACTUAL SIGNATURES

acting for and on behalf of Guarantor and as its act and deed be, and they hereby are, authorized and empowered:

Guaranty Indebtedness, Grant Security. To guaranty amounts borrowed from time to time from ESCALATE CAPITAL I, L.P. and GOLD HILL VENTURE LENDING 03, LP (collectively, “Lenders”; and Escalate as “Agent”) by THE ACTIVE NETWORK, INC. (“Borrower”) including without limitation pursuant to that certain Loan and Security Agreement between Borrower , Agent and Lenders dated as of March 22, 2007, and any related agreement, each as may be amended from time to time. To grant a security interest to Lenders and Agent, for the benefit of Lender, in any and all of Guarantor’s assets, including without limitation, the Collateral described in the Third Party Security Agreement by and between the Guarantor and Agent (the “Security Agreement”), which security interest shall secure all of the Guarantor’s obligations, as described in that certain Guaranty by the Guarantor dated as of April     , 2010 (the “Guaranty”).

Execute Guaranty and Security Agreement. To execute the Security Agreement, the Guaranty, and any other agreement entered into between Guarantor and Lenders (and/or Agent) in connection therewith, all as amended or extended from time to time (collectively, the “Secured Guaranty Documents”), and also to execute and deliver to Lenders and Agent one or more affirmations, renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Secured Guaranty Documents, or any portion thereof.

Further Acts. To do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Lenders may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Lenders. Any such notice shall not affect any of the Guarantor’s agreements or commitments in effect at the time notice is given.

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I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Guarantor, as the case may be, and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Guarantor; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

I FURTHER CERTIFY that the Bylaws and the Certificate of Incorporation of Gurantor filed with the Delaware Secretary of State are each in effect on the date of this Certification, and that no provision of such Bylaws or Certificate of Incorporation prohibits or restricts Guarantor’s ability to perform its obligations under the Guaranty and Security Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand on April     , 2010 and attest that the signatures set opposite the names listed above are their genuine signatures.

RESERVEAMERICA INC.

By:

Name:

Title:

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Exhibit C

SECURITY AGREEMENT

THIRD PARTY

SECURITY AGREEMENT

[Secures Guaranty]

This Third Party Security Agreement (this “Agreement”) is made and entered into as of April 28, 2010 by and between the undersigned (“Grantor”), and ESCALATE CAPITAL I, L.P. (“Escalate” and, in its capacity as agent, “Agent”) for the ratable benefit of Escalate and GOLD HILL VENTURE LENDING 03, LP (“Gold Hill” and, collectively with Escalate, the “Lenders”).

RECITALS

Agent and Lenders have entered into a transaction with THE ACTIVE NETWORK, INC. (“Borrower”), which is the parent company of Grantor, pursuant to a Loan and Security Agreement dated as of March 22, 2007, as amended from time to time (the “Loan Agreement”). Grantor expects to derive economic benefit from Agent’s and Lenders’ doing so and dealing with Borrower in accordance with the Loan Agreement, and has entered into an unconditional Guaranty of even date herewith with respect to the present and future obligations of Borrower to Lenders (as amended from time to time, the “Guaranty”). Grantor wishes to secure performance and payment of all obligations to Lenders under the Guaranty and otherwise (the “Guarantor Obligations”) with substantially all of its assets. All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement. All terms used without definition in this Agreement or in the Loan Agreement shall have the meaning assigned to them in the Uniform Commercial Code.

NOW, THEREFORE, Grantor, Agent and the Lenders agree as follows:

1. Grant of Security Interest. To secure all of the Guarantor Obligations, Grantor grants to the Agent, for the ratable benefit of the Lenders, a security interest in the property described in Exhibit A (the “Collateral”).

2. Grantor’s Representations and Warranties. Grantor represents and warrants as follows:

(a) Authorization. Grantor has authority and has obtained all approvals and consents necessary to enter into this Agreement, and Grantor’s execution, delivery and performance of this Agreement will not violate or conflict with the terms of Grantor’s Certificate of Incorporation, Bylaws or other charter document, or any law, agreement, or other instrument or writing to which Grantor is party or by which is it bound.

(b) Title. The Collateral is owned by Grantor and is free of all liens, encumbrances and other security interests, other than the security interest granted hereunder and Permitted Liens.

(c) Solvency, Payment of Debts. Grantor and each Subsidiary is solvent and able to pay its debts (including trade debts) as they mature.

(d) Further Representations. Grantor further represents, warrants, and covenants that (i) neither Grantor nor any Subsidiary is in default under any agreement under which Grantor or such Subsidiary owes any money, or any agreement, the violation or termination of which could have a material adverse effect on Grantor on a consolidated or consolidating basis; (ii) the information provided to Lenders on or prior to the date of this Agreement is true and correct in all material respects; (iii) all financial statements and other information provided to Lenders fairly present Grantor’s financial condition, and there has not been a material adverse change in the financial condition of Grantor since the date of the most recent of the financial statements submitted to Lenders; (iv) Grantor and each Subsidiary is in compliance with all laws and orders applicable to it where the failure to be in compliance could reasonably be expected to have a material adverse effect; (v) neither Grantor nor any Subsidiary is a party to any litigation or is the subject of any government investigation, and neither Grantor nor any Subsidiary has any knowledge of any pending litigation or investigation or the existence of circumstances that reasonably could be expected to give rise to such litigation or investigation; (vi) Grantor’s principal place of business is located at the address specified in Section 11; and (vii) no representation or other statement made by Grantor to any Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to any Lender not misleading (it being recognized by the Lenders that the projections and forecasts provided by Grantor in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

3. Covenants.

(a) Encumbrances. Other than Permitted Liens, Grantor shall not grant a security interest in any of the Collateral other than to Agent, for the ratable benefit of the Lenders, or execute any financing statements covering any of the Collateral in favor of any person other than Agent.

(b) Use of Collateral. The Collateral will not be used for any unlawful purpose or in any way that will void any insurance required to be carried in connection therewith. Other than Permitted Liens, Grantor will keep the Collateral free and clear of liens and adverse claims and, as appropriate and applicable, will keep it in good condition and repair, and will clean, shelter, and otherwise care for the Collateral in all such ways as are considered good practice by owners of like property.

(c) Indemnification. Grantor shall indemnify Lenders against all losses, claims, demands and liabilities of any kind caused by the Collateral, other than losses, claims, demands and liabilities caused by or resulting from Lenders’ gross negligence or willful misconduct.

(d) Perfection of Security Interest. Grantor shall execute and deliver such documents as Agent reasonably deems necessary to create, perfect and continue the security interest in the Collateral contemplated hereby.

(e) Insurance of Collateral. Grantor will maintain insurance in a form acceptable to Agent relating to the Collateral and Grantor’s business in amounts and of a type reasonably acceptable to Agent. Any insurance on the Collateral shall include a lender’s loss payable endorsement in favor of Agent as an additional loss payee, and any liability insurance shall show Agent (for the benefit of Lenders) as an additional insured.

(f) Inventory and Equipment.

(i) Grantor shall not store its Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Agent’s security interest and Agent (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Agent’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Grantor shall not store or maintain any Equipment or Inventory at a location other than the location set forth in Section 11 of this Agreement.

(ii) Grantor shall maintain the Collateral in good and saleable condition, subject to ordinary wear and tear, and other than obsolete Equipment, repair the Collateral if necessary and otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property, use it lawfully and only as permitted by insurance policies, and permit Agent and Lenders to inspect the Collateral at any reasonable time in accordance with Section 5.8 of the Loan Agreement.

(iii) Not sell, contract to sell, lease, encumber or transfer the Collateral (other than the disposition of such inventory Collateral in the ordinary course of Grantor’s business and other assets which are obsolete or otherwise considered surplus and other than licenses and similar arrangements in the ordinary course of business) until the Obligations and the Guarantor Obligations have been paid or performed in full, even though Agent has a security interest in the proceeds of such Collateral.

(g) Accounts, Chattel Paper and General Intangibles. As to Collateral which are Accounts, Chattel Paper, General Intangibles and Proceeds, Grantor warrants, represents and agrees:

(i) All such Collateral is genuine, enforceable in accordance with its terms and conditions precedent (except as disclosed to and accepted by Agent and Lenders in writing). Grantor will supply Agent and Lenders with duplicate invoices or other evidence of Grantor’s rights on Agent or any Lender’s request.

(ii) All persons appearing to be obligated on such Collateral have authority and capacity to contract.

(iii) All Chattel Paper is in compliance with applicable law as to form, content and manner of preparation and execution and has been properly registered, recorded, and/or filed to protect Grantor’s interest thereunder. Grantor will mark conspicuously all Chattel Paper with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper is subject to the security interests of Agent and will, upon Agent’s request upon the occurrence of an Event of Default, deliver possession thereof to Agent.

(iv) Grantor agrees that following the occurrence and during the continuance of an Event of Default, Grantor shall not compromise, settle or adjust any Account or renew or extend the time of payment thereof without Agent and each Lender’s prior written consent.

(v) Until Agent exercises its rights to collect the Accounts pursuant hereto, Grantor will collect with diligence all Grantor’s Accounts. Any collection of Accounts by Grantor, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Agent to collect same), shall be in trust for Agent, for the ratable benefit of the Lenders. If an Event of Default has occurred and is continuing, Grantor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Agent, for the ratable benefit of the Lenders, and deliver said collections daily to Agent in the identical form received. The proceeds of such collections when received by Agent may be applied by Agent and the Lenders directly to the payment of the Guarantor Obligations. Any credit given by any Lender upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Agent or any Lender’s option may be charged to the Grantor. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Agent or any Lender may request.

(vi) Until Agent exercises its rights to collect the Accounts pursuant hereto, Grantor may continue its present policies with respect to returned merchandise and adjustments. However, Grantor shall immediately notify Agent and Lenders of all cases involving repossessions, and material loss or damage of or to merchandise represented by the Accounts.

(h) Binding Agreement. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Agent or any Lender of any of the rights granted hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) neither Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent or any Lender be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(i) Instruments. Grantor will deliver and pledge to Agent, for the ratable benefit of the Lenders, all Instruments that are part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent and the Lenders.

(j) Records. Grantor shall prepare and keep, in accordance with generally accepted accounting principles consistently applied, complete and accurate records regarding the Collateral and, if and when requested by Agent or any Lender, shall prepare and deliver a complete and accurate schedule of all the Collateral in such detail as Agent or such Lender may reasonably require.

(k) Inspection of Grantor’s Books. Grantor shall permit Agent and each Lender or its designee at reasonable times and from time to time to inspect Grantor’s books, records and properties and to audit and to make copies of extracts from such books and records.

(l) Fees and Costs. Grantor shall pay all expenses, including reasonable attorneys’ fees, incurred by Agent or any Lender in the preservation, realization, enforcement or exercise of any Agent or any Lender’s rights under this Agreement by the Agent or any Lender.

(m) Accounts. Grantor shall maintain and shall cause each of its Subsidiaries to maintain its primary depository, operating, and investment accounts with Bank of America, N.A.

(n) Corporate Existence. Grantor will maintain its corporate existence and good standing and will maintain in force all licenses and agreements, the loss of which could have a material adverse effect on Grantor’s business. Grantor will pay all taxes on or before the date such taxes are due, unless contested by Grantor in good faith and Grantor or Borrower, as applicable, has made adequate reserves in its financial statements in accordance with GAAP, and will comply with all laws and orders applicable to it where the failure could reasonably be expected to have a material adverse effect of Grantor’s business.

(o) Negative Covenants. Without Agent and Lenders’ prior written consent not to be unreasonably withheld, Grantor will not (i) make any investments in, or loans or advances to, any Person other than in the ordinary course of business as currently conducted and other than Permitted Investments, (ii) acquire any assets other than in the ordinary course of business as currently conducted, or acquire any assets or enter into any asset acquisition transaction without the consent of a disinterested majority of Grantor’s Board of Directors, provided (x) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (y) such transactions do not result in a Change in Control, and (y) Grantor or Borrower is the surviving entity, (iii) make any distributions or pay any dividends (other than (a) those payable solely in equity securities issued by Grantor, Borrower or such Subsidiary and (b) those from any Subsidiary to Grantor or Borrower) to any Person on account of any equity ownership Interest in Grantor or any Subsidiary, (iv) make any payment on account of or in redemption, retirement or purchase of any capital stock of Grantor or any Subsidiary, except that Subsidiaries may make such payments to Grantor; (v) directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Grantor or any Subsidiary, except for (1) Permitted Investments, (2) bona fide equity financings and (3) other transactions in the ordinary course of business, in each case, upon fair and reasonable terms that are no less favorable to Grantor than would be obtained in an arms-length transaction with a non-affiliated Person, (vi) move, dispose of or encumber any portion of Grantor’s or any domestic Subsidiary’s assets, except for (1) transfers or dispositions of inventory in the ordinary course of business as currently conducted, (2) dispositions of obsolete, worn-out or surplus Equipment and Inventory, and (3) licenses and similar arrangements in the ordinary course of business, (vii) create any direct or indirect subsidiary of Grantor, other than Subsidiaries created in connection with a stock acquisition approved by Grantor’s Board of Directors, (viii) alter or modify Grantor’s or any domestic Subsidiary’s corporate structure, except in connection with the merger or dissolution of inactive Subsidiaries; or change its name without prior written notice to Agent, or (ix) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, other than mergers or consolidations approved by a disinterested majority of Grantor’s Board of Directors, provided that (i) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (ii) such transactions do not result in a Change in Control, and (iii) Grantor or Borrower is the surviving entity.

(p) Further Assurances. At any time and from time to time, upon the written request of Agent or any Lender, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent and each Lender may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) to secure all consents and approvals necessary or appropriate for the grant of a security interest to Agent, for the ratable benefit of Lenders, in any Collateral held by Grantor or in which Grantor has any rights not heretofore assigned, (b) filing any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) transferring Collateral to Agent’s possession (if a security interest in such Collateral can be perfected by possession), (d) placing the interest of Agent as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by Grantor or in or with respect to which Grantor holds a beneficial interest and (e) using its best efforts to obtain waivers of liens from landlords and mortgagees. Grantor also hereby authorizes Agent and each Lender to file any such financing or continuation statement without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Agent and each Lender and delivered to Agent promptly upon Grantor’s receipt thereof.

4. Events of Default. The following shall constitute an “Event of Default” under this Agreement:

(a) The occurrence of any Event of Default under the Loan Agreement, subject to all applicable cure periods set forth in the Loan Agreement, and

(b) The failure by Grantor to perform any obligations under the Guaranty, or the breach of any representation under this Agreement, or the failure to perform any obligation under Section 3 of this Agreement, and, as to any default that can be cured, Grantor has not cured the default within fifteen (15) business days after the earlier of: (1) receipt by Grantor of notice from any Lender of such default or (2) actual knowledge of a Responsible Officer of Grantor of such default; provided, however, that if the default cannot by its nature be cured within the fifteen (15) business day period or cannot after diligent attempts by Grantor be cured within a reasonable time, then Grantor shall have an additional reasonable period (which shall not in any case exceed thirty (30) business days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no additional Advances will be made to Borrower under the Loan Agreement.

5. Remedies on Default. Upon the occurrence of an Event of Default, Agent shall have all rights, privileges, powers and remedies set forth in the Loan Agreement, as applicable to Grantor, with such rights, privileges, powers and remedies deemed incorporated herein by this reference.

6. Power of Attorney. Grantor hereby appoints Agent, its attorney-in-fact to prepare, sign and file or record, for Grantor in Grantor’s name, any financing statements, applications for registration and like papers and to take any other action deemed by Agent or any Lender necessary or desirable in order to perfect the security interest of the Agent hereunder, to dispose of any Collateral, and to perform any obligations of Grantor hereunder, at Grantor’s expense, but without obligation to do so.

7. Remedies Cumulative. Agent’s and each Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the California Uniform Commercial Code (the “UCC”), by law, or in equity. No exercise by Agent or any Lender of one right or remedy shall be deemed an election, and no waiver by Agent or any Lender of any Event of Default on Borrower’s or Grantor’s part shall be deemed a continuing waiver. No delay by Agent or any Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Agent or any Lender shall be effective unless made in a written document signed on behalf of Agent and such Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.

8. Amendment of Loan Documents. Grantor authorizes Agent and each Lender, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of any Loan Document, or any part thereof; (b) take and hold security for the payment of any Loan Document, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Agent and each Lender in its sole discretion may determine.

9. Grantor Waivers. Grantor waives any right to require Agent or any Lender to (a) proceed against Borrower, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Agent’s or any Lender’s power whatsoever. Agent and each Lender may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Agent or any Lender, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Grantor hereunder. Grantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Grantor waives any setoff, defense or counterclaim that Borrower may have against Agent or any Lender. Grantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all obligations under the Guaranty have been satisfied, Grantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Grantor waives any right to enforce any remedy that Agent or any Lender now has or may hereafter have against Borrower. Grantor waives all rights to participate in any security now or hereafter held by Agent or any Lender. Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Grantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Agent and each Lender that it will keep so informed, and agrees that absent a request for particular information by Grantor, Lender shall have no duty to advise Grantor of information known to Agent or any Lender regarding such condition or any such circumstances. Grantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

10. Borrower Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Grantor agrees that Grantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of Borrower, Grantor, any other person, or otherwise, as though such payment had not been made.

11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Grantor, Agent or to any Lender, as the case may be, at its addresses set forth below:

If to Grantor:	c/o THE ACTIVE NETWORK, INC.
10182 Telesis Court, Suite 300
San Diego, CA 92121
Attn: Chief Financial Officer
Fax: (858) 551-7619

with a copy to:	c/o THE ACTIVE NETWORK, INC.
10182 Telesis Court, Suite 300
San Diego, CA 92121
Attn: Senior VP and General Counsel
Fax: (858) 551-7619

If to Escalate (as Agent or Lender):

ESCALATE CAPITAL I, L.P.
2400 Sand Hill Road, Suite 201
Menlo Park, CA 94025
Attention: Simon James
Fax: (650) 284-2212

and:	Escalate Capital I, L.P.
300 West Sixth Street, Suite 2250
Austin, Texas 78701

Attention: Ross Cockrell
Fax: (512) 651-2101

If to Gold Hill:	Gold Hill Venture Lending 03, LP
One Almaden Boulevard, Suite 630
San Jose, California 95113
Attn: Glenn Marasigan
Fax: (408) 200-7841

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12. Choice of Law and Venue; Jury Trial Waiver; Arbitration. This Agreement shall be governed by the internal laws of the State of California, without regard to conflicts of laws rules. Grantor consents to the jurisdiction of the United States District Court of the Northern District of California and the state courts for San Mateo, California. TO THE EXTENT PERMITTED BY LAW, AGENT, LENDERS AND GRANTOR WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT TO THE EXTENT PERMITTED BY LAW, IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH FINAL AND BINDING ARBITRATION TO BE HELD IN SAN MATEO COUNTY IN ACCORDANCE WITH THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. JUDGMENT UPON ANY AWARD RESULTING FROM ARBITRATION MAY BE ENTERED INTO AND ENFORCED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF.

13. General Provisions.

13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantor without Agent’s and each Lender’s prior written consent, which consent may be granted or withheld in Agent’s and each Lender’s sole discretion. Agent and Lenders shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Agent’s and each Lender’s obligations, rights and benefits hereunder, provided however that Grantor shall not be liable for any late fees or be deemed in default, for failing to make any payment due hereunder or under the Guaranty to any such assignee or participant, until such time as Grantor receives notice of such assignment or participation.

13.2 Indemnification. Grantor shall defend, indemnify and hold harmless Agent and each Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Lender Expenses in any way suffered, incurred, or paid by Agent or any Lender as a result of or in any way arising out of, following, or consequential to transactions between Agent, Lenders and Grantor whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Lender’s gross negligence or willful misconduct.

13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

13.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding, any Guarantor Obligations remain outstanding, or any Lender has any obligation to make Credit Extensions to Borrower. The obligations of Grantor to indemnify Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Agent or Lenders have run.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTOR:		LENDERS:

RESERVEAMERICA INC.		ESCALATE CAPITAL I, L.P.,
a Delaware limited partnership

By:		By:	Escalate Capital Management I,
its general partner

Name:		By:	EC Management I, L.P.,
a general partner

Title:		By:	Escalate Capital Management Co., LLC,
its general partner

By:
Name:
Title:

AGENT:		GOLD HILL VENTURE LENDING 03, LP

ESCALATE CAPITAL I, L.P.,		By:	Gold Hill Venture Lending Partners 03, LLC
a Delaware limited partnership		Its:	General Partner

By:	Escalate Capital Management I,	By:
	its general partner	Name:
Title:
By:	EC Management I, L.P., a general partner

By:	Escalate Capital Management Co., LLC,
its general partner

By:
Name:
Title:

[Signature Page to Third Party Security Agreement]

DEBTOR:	RESERVEAMERICA INC.
SECURED PARTY:	ESCALATE CAPITAL I, L.P., as Agent

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO THIRD PARTY SECURITY AGREEMENT

All of the below listed personal property of Grantor (herein referred to as “Grantor” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software, but excluding Intellectual Property (as defined below)), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money (excluding Registration Fees Payable) and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, excluding Registration Fees Payable, but including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, the Collateral shall not include (x) the Debtor’s Registration Fees Payable, or (y) any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of April 28, 2010, include the Intellectual Property to the extent necessary to permit perfection of Secured Party’s security interest in the Rights to Payment.

THE SECURITY INTEREST EVIDENCED HEREBY IS SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF JANUARY [_], 2010 AMONG THE ACTIVE NETWORK, INC. (THE “COMPANY”), AUTOMATED LICENSE SYSTEMS, INC., RESERVEAMERICA INC., AND THE OTHER SUBSIDIARIES THAT MAY SUBSEQUENTLY BECOME A PARTY THERETO, ESCALATE CAPITAL I, L.P., GOLD HILL VENTURE LENDING 03, LP, AND BANK OF AMERICA, N.A. (“AGENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY COMPANY PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF JANUARY [_], 2010, AMONG COMPANY, AGENT, THE GUARANTORS PARTY THERETO AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH CREDIT AGREEMENT HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

AGREEMENT TO PROVIDE INSURANCE

This Agreement to Provide Insurance is entered into as of April 28, 2010 by and between Escalate Capital I, L.P., as Agent (“Agent”) and RESERVEAMERICA INC. (“Grantor”).

In consideration of a loan commitment and loans made to THE ACTIVE NETWORK, INC., guaranteed and secured by all Grantor’s tangible personal property including inventory and equipment, Grantor agrees to obtain adequate insurance coverage to remain in force during the term of the loan. Grantor also agrees to advise its insurance agent to add Agent as lender’s loss payable on the new or existing insurance policy, and to furnish Agent a copy of said policy/endorsements and any subsequent renewal policies.

Grantor understands that the policy must contain fire and extended coverage in an amount sufficient to cover (a) the amount of the loan, or (b) all existing encumbrances, whichever is greater, but not in excess of the replacement value of the improvements on the real property.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to Provide Insurance to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Grantor:	GRANTOR:

10182 Telesis Court, Suite 300	RESERVEAMERICA INC.
San Diego, CA 92121
Attn: Chief Financial Officer
By:

Name:

Title:

Address of Agent:	AGENT:

2400 Sand Hill Road, Suite 201	ESCALATE CAPITAL I, L.P.,
Menlo Park, CA 94025	a Delaware limited partnership
Attention: Simon James
Fax: (650) 284-2212	By:	Escalate Capital Management I,
its general partner

	By:	EC Management I, L.P.,
a general partner

	By:	Escalate Capital Management Co., LLC,
its general partner

By:

Name:

Title:

[Signature Page to Agreement to Provide Insurance]

Attachment A

INSURANCE INFORMATION

Insurance Co./Agent

Agent’s Address:

Telephone No.:

DEBTOR:	RESERVEAMERICA INC.
SECURED PARTY:	ESCALATE CAPITAL I, L.P., as Agent

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO UCC NATIONAL FORM FINANCING STATEMENT

All of the below listed personal property of Grantor (herein referred to as “Grantor” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software, but excluding Intellectual Property (as defined below)), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money (excluding Registration Fees Payable) and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, excluding Registration Fees Payable, but including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, the Collateral shall not include (x) the Debtor’s Registration Fees Payable, or (y) any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of April 28, 2010, include the Intellectual Property to the extent necessary to permit perfection of Secured Party’s security interest in the Rights to Payment

Exhibit D

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF UNCONDITIONAL GUARANTY AND THIRD PARTY

SECURITY AGREEMENT

Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Sixth Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”). Guarantor hereby acknowledges and reaffirms that it has reviewed and approved the terms and conditions of the Loan and Security Agreement dated as of March 22, 2007, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 6, 2007, as farther amended by that certain Second Amendment to Loan and Security Agreement dated as of December 18, 2007, as further amended by that certain Consent and Third Amendment to Loan and Security Agreement dated as of October 30, 2008, as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of March 31, 2009, as farther amended by that certain Bridge Consent dated as of August 31, 2009 and as further amended by that certain Consent and Fifth Amendment to Loan and Security Agreement dated as of September 29, 2009 (as amended, the “Loan Agreement”).

Section 2. Guarantor hereby consents to the Amendment and agrees that its Guaranty and its Third Party Security Agreement relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the its Guaranty and its Third Party Security Agreement are true, accurate and complete as if made the date hereof.

Dated as of April __, 2010

GUARANTOR

AUTOMATED LICENSE SYSTEMS, INC.

By:
Name:
Title:

Exhibit E

WARRANT

Form of Warrant filed separately as an exhibit to this Registration Statement.